August 25, 2000



The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas, 44th Floor
New York, New York 10020

Attention:  Steven D. Berns
            Vice President and
            Treasurer

Ladies and Gentlemen:

                            The Chase  Manhattan Bank (the "Bank") is pleased to
confirm that it is prepared to make funds available to The Interpublic Group of Companies, Inc. (the "Borrower") subject to the terms and conditions outlined below.

1. THE COMMITMENT:         (a)  Subject  to the  terms  and  conditions  of this
                           Agreement and the Note (as defined in Section 5), the
                           Bank agrees to make loans bearing interest at (i) the
                           Eurodollar  Rate (as defined in the Note) (such loans
                           are  referred to as  "Eurodollar  Loans") or (ii) the
                           Alternate  Base Rate (as  defined in the Note)  (such
                           loans are referred to as "Alternate Base Rate Loans";
                           Eurodollar  Loans and  Alternate  Base Rate Loans are
                           collectively referred to as the "Committed Loans") to
                           the Borrower from time to time during the period from
                           and  including  August  25,  2000  to  but  excluding
                           December  1,  2000  (the  "Termination  Date")  in an
                           aggregate  principal  amount not to exceed at any one
                           time $250,000,000, as such amount may be reduced from
                           time   to   time   pursuant   to   Section   3   (the
                           "Commitment"); PROVIDED, HOWEVER, that the aggregate outstanding amount of the Loans (as defined below) shall not exceed the amount of the Commitment.

                           (b) In addition to the Committed Loans, the Bank may, in its sole discretion, offer to make loans (the "Money Market Loans"; Committed Loans and Money Market Loans are collectively referred to as the "Loans") to the Borrower on such terms and conditions (including, without limitation, tenor, amount and interest rate) as the Bank may offer and the Borrower shall accept; PROVIDED, HOWEVER, that the aggregate outstanding amount of the Loans shall not exceed the amount of the Commitment.

2. PURPOSE:                The  proceeds  of the  Loans  will  be  used  for the
                           general corporate purposes of the Borrower.

3. REDUCTION OR
   TERMINATION OF
   COMMITMENT:             (a) The  Borrower  may,  upon at least three  Banking
                           Days' (as defined in the Note) notice to the Bank, terminate at any time, or reduce from time to time, the unused amount of the Commitment.

                           (b) The Commitment shall automatically terminate on the Termination Date.

4. INTEREST RATE:          (a) Each  Eurodollar  Loan shall bear  interest  at a
                           rate per annum equal to the sum of (i) the applicable
                           Margin (as defined in the Note) plus (ii) the Eurodollar Rate.

                           (b) Each Alternate Base Rate Loan shall bear interest at a rate per annum equal to the sum of (i) the applicable Margin plus (ii) the Alternate Base Rate.

                           (c) Each Money Market Loan shall bear interest at such rate as the Bank may offer and the Borrower shall accept.

5. NOTE: The Loans shall be evidenced by a single note substantially in the form of Exhibit A hereto (the "Note").

6. REPAYMENT AND
    PREPAYMENT:            (a) Each  Committed  Loan shall be due and payable on
                           the Termination Date.

                           (b) Each Money Market Loan shall be due and payable on the last day of the Interest Period (as defined in Section 7) applicable to such Money Market Loan.

                           (c) The Borrower may prepay Committed Loans at any time or from time to time; provided that (i) the Borrower shall give notice of such prepayment by 12:00 noon, New York City time, (x) at least one Banking Day prior thereto with respect to an Alternate Base Rate Loan and (y) at least three Banking Days prior thereto with respect to a Eurodollar Loan and (ii) any prepayment of Eurodollar Loans must be accompanied by any amounts payable pursuant to Section 13(e).

                           (d) Money Market Loans may not be prepaid without the prior written consent of the Bank.

7. INTEREST  PERIODS:      (a) Eurodollar  Loans shall be available for interest
                           periods ("Eurodollar Interest Periods") of one month;
                           PROVIDED,  HOWEVER, that (a) if a Eurodollar Interest
                           Period would end on a day which is not a Banking Day,
                           such Eurodollar  Interest Period shall be extended to
                           the next Banking  Day,  unless such Banking Day would
                           fall in the next  calendar  month in which event such
                           Eurodollar   Interest   Period   shall   end  on  the
                           immediately   preceding   Banking  Day;  and  (b)  no
                           Eurodollar Interest Period may extend beyond the Termination Date.

                           (b) Money Market Loans shall be available for such interest periods ("Money Market Interest Periods"; Eurodollar Interest Periods and Money Market Interest Periods are collectively referred to as "Interest Periods") as the Bank may offer and the Borrower shall accept.

8. NOTICE OF BORROWING;
    AMOUNT OF BORROWING;
    NOTICE OF CONTINUATION:(a) The  Borrower  may request a borrowing  by giving the Bank  notice by 11:00  a.m.,  New York City time,
                           (i) on the same Banking Day of an Alternate Base Rate Loan or a Money Market Loan and (ii) at least three Banking Days prior to a Eurodollar Loan.

                           (b) The minimum amount of any Committed Loan shall be $10,000,000 or any larger multiple of $1,000,0000.

                           (c) The Borrower may elect to continue any Eurodollar Loan on the last day of the Interest Period applicable thereto by giving the Bank notice of such continuation no later than 11:00 a.m., New York City time, at least three Banking Days prior to the last day of such Interest Period.

                           (d) If the Borrower fails to deliver a timely notice of continuation of a Eurodollar Loan in accordance with Section 8(c), such Eurodollar Loan shall be converted to an Alternate Base Rate Loan on the last day of the Interest Period applicable to such Eurodollar Loan.

9. CONDITIONS:             (a) This Agreement  shall become  effective as of the
                           date hereof (the "Effective Date") when the following conditions precedent have been satisfied:

                                   (i) there shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Consolidated Subsidiaries (as defined in the Syndicated Agreement) (as defined in Section 16) pending or threatened before any court, governmental agency or arbitrator that (x) could be reasonably like to have a Material Adverse Effect (as defined in the Syndicated Agreement) or
                            (y) purports to affect the legality, validity or enforceability of this Agreement or the Note or the consummation of the transactions contemplated hereby;

                                   (ii) nothing shall have come to the attention
                            of the Bank during the course of its due diligence investigation to lead it to believe that any information previously submitted by the Borrower was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Bank shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Consolidated Subsidiaries as it shall have reasonably requested as a basis for making its decision to enter into its commitment hereunder;

                                   (iii) all governmental and third party consents and approvals necessary in connection with the transactions by the Borrower contemplated hereby shall have been obtained (without prior imposition of any conditions that are not acceptable to the
                            Bank) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Bank that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                                   (iv) the  Borrower  shall  have paid the fees
                            referred to in Section 18;

                                   (v) on the Effective Date, the following statements shall be true and the Bank shall have received a certificate signed by a duly authorized officer of the Borrower dated the Effective Date, stating that:

                                   (x)  the   representations   and   warranties
                            contained in Section 10 are correct on and as of the Effective Date; and

                                   (y) no event has occurred  and is  continuing
                            that constitutes an Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

                                   (vi) the Bank shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the
                            Bank:

                                   (1) the Note duly  executed and  delivered by
                            the Borrower;

                                   (2) certified copy of the  resolutions of the
                            Finance Committee of the Board of Directors of the Borrower approving this Agreement and the Note to be delivered by it, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Note to be delivered by it;

                                   (3) a  certificate  of  the  Secretary  or an
                            Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note to be delivered by it and the other documents to be delivered by it hereunder; and

                                   (4) an opinion  of  counsel  to the  Borrower
                            covering the matters set forth in Exhibits D-1 and D-2 to the Syndicated Agreement, with such changes therein as the Bank may reasonably request.

                                   (b) The obligation of the Bank to make Committed Loans to the Borrower and the willingness of the Bank to consider offering Money Market Loans to the Borrower are subject to the conditions precedent that the Effective Date shall have occurred and on the day of any Loan the following statements shall be true (and each of the giving of notice of borrowing and the acceptance by the Borrower of the proceeds of such Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan such statements are true):

                                   (w) the  representations  and warranties made
                            in Section 10 (other than representation set forth in the last sentence of Section 4.01(e) of the Syndicated Agreement, as Incorporated by Reference (as defined in Section 16)) are correct on and as of such date, before and after giving effect to such Loan and to the application of the proceeds therefrom, as though made on and as of such date;

                                   (x) no event has occurred and is  continuing,
                            or would result from such Loan or from the application of the proceeds therefrom, that constitutes an Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

                                   (y)(1) the most recently  publicly  announced
                            ratings on senior, unsecured noncredit-enhanced Debt (as defined in the Syndicated Agreement) of the Borrower ("Index Debt") by Moody's and S&P (in each case, as defined in the Syndicated Agreement) on the date of such Loan are equal to or greater than the publicly announced ratings on Index Debt by Moody's and S&P on the date hereof and (2) a negative credit watch with respect to the Borrower has not been publicly announced by Moody's and S&P during the period from and including the date hereof to and including the date of such Loan; and

                                   (z)  immediately  after giving effect to such
                            Loan, the aggregate outstanding amount of the Committed Loans and Money Market Loans shall not exceed the amount of the Commitment.

10. REPRESENTATIONS
      AND WARRANTIES;
      COVENANTS:           (a)  Subject to Section 17, the  representations  and
                           warranties in Article IV of the Syndicated Agreement are hereby Incorporated by Reference.

                           (b) Subject to Section 17, the covenants in Article V of the Syndicated Agreement are hereby Incorporated by Reference.

11. DEFAULT:               Events  which  may  cause  the  acceleration  of  the
                           maturity of any Loan (the "Events of Default") are as
                           specified  in the Note.  The Bank may  terminate  the
                           Commitment and declare the Loans then  outstanding to
                           be due and payable upon the  occurrence  of any Event
                           of  Default,   but  the  Commitment  shall  terminate
                           automatically and the Loans, together with accrued interest thereon and all other fees and obligations of the Borrower accrued hereunder, shall become due and payable automatically upon the occurrence of any "bankruptcy" or "insolvency" Event of Default.

12. GOVERNING LAW;
      JURISDICTION:        THIS  AGREEMENT  SHALL BE GOVERNED BY THE LAWS OF THE
                           STATE  OF NEW  YORK.  THE  BORROWER  CONSENTS  TO THE
                           NONEXCLUSIVE  JURISDICTION AND VENUE OF THE STATE AND
                           FEDERAL  COURTS  LOCATED  IN THE  CITY  OF NEW  YORK.
                           SERVICE OF PROCESS BY THE BANK IN CONNECTION WITH ANY
                           DISPUTE HEREUNDER SHALL BE BINDING ON THE BORROWER IF
                           SENT TO THE  BORROWER AT THE ADDRESS SET FORTH ABOVE.
                           THE  BORROWER  AND THE BANK EACH  WAIVES ANY RIGHT IT
                           MAY  HAVE  TO  JURY  TRIAL  IN ANY  LEGAL  PROCEEDING
                           DIRECTLY OR INDIRECTLY  ARISING OUT OF OR RELATING TO
                           THIS AGREEMENT, THE NOTE OR TRANSACTIONS CONTEMPLATED
                           HEREBY (WHETHER BASED ON CONTRACT,  TORT OR ANY OTHER
                           THEORY).

13. EXPENSES; TAXES
      INDEMNITY:           (a) The Borrower  shall pay or reimburse  the Bank on
                           demand  for  all  reasonable  costs,   expenses,  and
                           charges   (including,    without   limitation,    the
                           reasonable fees and charges of external legal counsel for the Bank) incurred by the Bank in connection with the preparation of this Agreement or the Note.

                           (b) The Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Agreement or the Note (hereinafter referred to as "Other Taxes").

                           (c) The  Borrower  shall  indemnify  the Bank for and
                           hold it harmless against the full amount of Other Taxes imposed on or paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Bank makes written demand therefor.

                           (d) The Borrower agrees to indemnify the Bank against, and hold the Bank harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for the Bank, incurred by or asserted against the Bank arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the Note or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether the Bank is a party thereto; PROVIDED that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of the Bank as determined by a court of competent jurisdiction.

                           (e) If (i) the Borrower makes any payment or prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period or (ii) if the Borrower fails to borrow a Eurodollar Loan or Money Market Loan on the date specified in the notice to borrow such Loan, then the Borrower shall reimburse the Bank within 5 days after demand for any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after such payment, prepayment or failure to borrow, PROVIDED that the Bank shall have delivered to the Borrower a written request as to the amount of such loss or expense, which written request shall set forth in reasonable detail the calculation of such loss or expense and shall be PRIMA FACIE evidence of the amount payable. Without limiting the effect of the foregoing, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal of the Loan repaid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Loan or that would have commenced on the date specified for such Loan at the applicable rate of interest for such Loan (excluding loss of margin) over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount the Bank would have bid in the London interbank market for U.S. dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by the Bank).

14. AMENDMENTS AND
      WAIVERS: Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower and the Bank, and any provision of this Agreement may be waived by the Borrower and the Bank. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

15. COUNTERPARTS;
      SUCCESSORS AND
      ASSIGNS: (a) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

                           (b) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby; PROVIDED, HOWEVER, that (i) except as provided herein, neither party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the other party and (ii) the Bank may, without the consent of the Borrower, (x) assign or otherwise transfer to any affiliate or any Federal Reserve Bank all or a portion of its rights and/or obligations under this Agreement and (y) sell to any other person or entity participations in all or a portion of its rights and/or obligations under this Agreement.

16.  DEFINITIONS:          (a)  "Incorporated by Reference"  means, with respect
                           to any provision of the Syndicated Agreement to be incorporated by reference in this Agreement or the Note, such provision and the other sections to which reference is made therein or herein, together with the related definitions and ancillary provisions, are incorporated in this Agreement or the Note, as the case may be, by reference, MUTATIS MUTANDIS, and will be deemed to continue in effect for the benefit of the Bank without giving effect to any amendment, modification, waiver or termination of the Syndicated
                           Agreement.

                           (b) "Syndicated Agreement" means the 364-Day Credit Agreement dated as of June 27, 2000 among The Interpublic Group of Companies, Inc., the Initial Lenders listed on the signature pages thereof, Salomon Smith Barney Inc. as Lead Arranger and Book Manager, Bank One, NA, SunTrust Bank and HSBC Bank USA, as Co-Arrangers, Bank One, NA, as Documentation Agent, SunTrust Bank, as Syndication Agent and Citibank, N.A., as Agent, as in effect on the date hereof.

17. EFFECT OF
      INCORPORATION
      BY REFERENCE:        Any  provision of the  Syndicated  Agreement  that is
                           Incorporated  by Reference  in this  Agreement or the
                           Note  shall be  subject  to the  condition  that,  as
                           incorporated  in this  Agreement,  (a) each reference
                           therein to "the  Company" or words of similar  import
                           shall  be  deemed  a   reference   to  the   Borrower
                           hereunder,   (b)  each  reference  therein  to  "each
                           Lender", "any Lender", "a Lender", "the Agent" or words of similar import shall be deemed to be a reference to the Bank, (c) each reference therein to the "Commitment" or "Commitments" shall be deemed a reference to the Commitment hereunder, (d) each reference therein to "this Agreement" or words of similar import shall be deemed a reference to this Agreement, (e) each reference therein to "Advances", "Revolving Credit Advance", "Competitive Bid Advance" or words of similar import shall be deemed to be reference to Loans under this Agreement, and (f) each reference therein to "the date of this Agreement" or words of similar import shall be deemed a reference to the date of the Syndicated Agreement.

18. FEES:                  The Borrower shall pay to the Bank on the date of the
                           execution of this Agreement by the Borrower and the Bank a fee in an amount heretofore agreed between the Borrower and the Bank.

               Please evidence your acceptance of the foregoing by signing and returning to the Bank the enclosed copy of this Agreement on or before August 28, 2000, the date on which the Bank's commitment to enter into this Agreement (if not accepted prior thereto) will expire.

                                                    Very truly yours,

                                                    THE CHASE MANHATTAN BANK




                                                    BY  /s/ ALDO QUINI
                                                      --------------------------
                                                       Name: ALDO QUINI
                                                       Title: VP

AGREED AND ACCEPTED:

The Interpublic Group of Companies, Inc.



By /s/ STEVEN BERNS
   -------------------------------
    Name: STEVEN BERNS
    Title: Vice President & Treasurer

                                    EXHIBIT A

                                 PROMISSORY NOTE

                                                              [Date]
                                                              New York, New York

                 FOR VALUE RECEIVED, The Interpublic Group of Companies, Inc. (the "Borrower") promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank"), at its principal office, 270 Park Avenue, New York, New York 10017 (the "Principal Office"), for the account of the Lending Office (as hereinafter defined), the principal amount of each loan (a "Loan") made pursuant to the Letter Agreement (as defined in Section 2), which may be endorsed on the schedule attached hereto and made a part hereof (including any continuations, the "Schedule") on the maturity date of such Loan as shown on the Schedule, and to pay interest on the unpaid balance of the principal amount of such Loan from and including the date of such Loan (as shown on the Schedule) to such maturity date at a rate per annum equal to the sum of (a) the Margin (as defined below) plus (b)(i) a variable rate equal to: the higher of (x) the Federal Funds Rate (as defined below) plus 1/2 of 1% and (y) the Prime Rate (as defined below)(such higher rate being the "Alternate Base Rate" and such Loan an "Alternate Base Rate Loan"); (ii) the Eurodollar Rate (as defined below) applicable to such Loan (such Loan a "Eurodollar Loan") or (iii) the Money Market Rate (as defined below) applicable to such Loan (such Loan a "Money Market Loan"). Any principal and (to the extent permitted by law) interest not paid when due shall bear interest from the date when due until paid in full at a rate per annum equal to the Default Rate (as defined below). Interest shall be payable on the relevant Interest Payment Date (as defined below). Interest shall be calculated on the basis of a year of 365 or 366 days (in the case of Alternate Base Rate Loans) and 360 days (in the case of Eurodollar Loans and Money Market Loans) and, in each case, for the actual days elapsed. All payments hereunder shall be made in lawful money of the United States and in immediately available funds without set-off or counterclaim. Any extension of time for the payment of the principal of this Note resulting from the due date falling on a day that is not a Banking Day (as defined below) shall be included in the computation of interest. The date, and Interest Periods (as defined in the Letter Agreement) of, and the interest rates with respect to, the Loans and any payments of principal shall be recorded by the Bank on its books and prior to any transfer of this Note (or, at the discretion of the Bank, at any other time) endorsed by the Bank on the Schedule, which shall be PRIMA FACIE evidence of the information set forth therein; provided, HOWEVER, that the Bank's failure to endorse the Schedule shall not affect the Borrower's obligations hereunder.

                 1. CERTAIN DEFINITIONS. Terms defined in the Letter Agreement are used herein as therein defined. As used herein, the following terms shall have the corresponding meanings:

                 (a) "Banking Day" means any day on which commercial banks are not authorized or required to close in New York City and, where such term is used in the definition of "LIBOR Rate" or refers to the Eurodollar Rate, which is also a day on which dealings in U.S. dollar deposits are carried out in the London interbank market.

                 (b) "Default Rate" means, in respect of any amount not paid when due, a rate per annum during the period commencing on the due date until such amount is paid in full equal to: (a) if an Alternate Base Rate Loan, a floating rate 2% above the rate of interest thereon (including any Margin); or
(b) if a Eurodollar Loan or Money Market Loan, a fixed rate 2% above the rate of interest in effect thereon (including any Margin) at the time of default until the end of the then current Interest Period therefor and, thereafter, a floating rate 2% above the Alternate Base Rate (including any Margin).

                 (c) "Eurodollar Rate" means (i) the LIBOR Rate divided by (ii) 1 minus the Reserve Requirement.

                 (d) "Federal  Funds Rate" means,  for any day,  with respect to
(a) an Alternate Base Rate Loan (i) for the first day of such Loan, the rate per annum at which U.S. Dollar deposits with an overnight maturity and in a comparable principal amount to such Loan are offered by the Bank in the Federal funds market at approximately the time the Borrower requests an Alternate Base Rate Loan on such day, and (ii) for each day thereafter that such Loan is outstanding, the rate per annum at which U. S. Dollar deposits with an overnight maturity and in a comparable principal amount to such Loan are offered by the Bank in the Federal funds market at approximately 2:00 p.m., New York City time; and (b) any other amount hereunder which bears interest at the Alternate Base Rate, the rate per annum at which U. S. Dollar deposits with an overnight maturity and in a comparable amount are offered by the Bank in the Federal funds market at approximately 2:00 p.m., New York City time.

                 (e) "Interest Payment Date" means (i) for any Alternate Base Rate Loan, the last day of each calendar quarter; (ii) for any Eurodollar Loan or Money Market Loan, the last day of the Interest Period for such Loan; (iii) for any amount accruing interest at the Default Rate, on demand; and (iv) for any Loan, upon maturity and any repayment or prepayment thereof.

                 (f) "Lending Office" means the Principal Office or such other office (or affiliate) as the Bank may from time to time specify.

                 (g) "LIBOR Rate" means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) quoted by the Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Banking Days prior to the first day of an Interest Period (as defined in the Letter Agreement) during which the Eurodollar Rate will accrue for the offering by the Bank to leading banks in the London interbank market of U.S. dollar deposits having a term comparable to such Eurodollar Loan and in an amount comparable to the principal amount of such Eurodollar Loan.

                 (h) "Money Market Rate" means, with respect to any Money Market Loan, the rate per annum as the Bank may offer, and the Borrower shall accept, with respect to such Money Market Loan.

                 (i) "Margin" means, for any day, (a) 0%, with respect to an Alternate Base Rate Loan or Money Market Loan and (b) .40%, with respect to a Eurodollar Loan.

                 (j) "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Bank as its prime rate in effect at the Principal Office; each such change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                 (k) "Regulatory Change" means any change after the date hereof in United States federal, state or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System) applicable to the Bank or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                 (l) "Reserve Requirement" means, for any Interest Period for any Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such Eurodollar Loan under Regulation D of the Board of Governors of the Federal Reserve System by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D of the Board of Governors of the Federal Reserve System).

                 2.  RELATED  LETTER  AGREEMENT.  Loans  evidenced   hereby  are
made pursuant to that certain letter agreement dated August 25, 2000 between the Bank and the Borrower (the "Letter Agreement").

                 3. ADDITIONAL COSTS. If as a result of any Regulatory Change, the Bank determines that the cost to the Bank of making or maintaining any Eurodollar Loan evidenced hereby is increased, or any amount received or receivable by the Bank hereunder is reduced, or the Bank is required to make any payment in connection with any transaction contemplated hereby, then the Borrower shall pay to the Bank on demand such additional amount or amounts as the Bank determines will compensate the Bank for such increased cost, reduction or payment, which demand shall set forth in reasonable detail the calculation of such additional amounts. The demand by the Bank of such amounts shall constitute PRIMA FACIE evidence of such amounts.

                 4. EVENTS OF DEFAULT. Any of the following events shall be an "Event of Default":

                 (a) the Borrower shall: (i) fail to pay the principal of the Note as and when due and payable; or (ii) fail to pay interest on the Note or any other amount due hereunder or under the Letter Agreement as and when due and payable and such failure shall continue for five Banking Days;

                 (b) any representation or warranty made by the Borrower in this Note or the Letter Agreement (this Note and the Letter Agreement are collectively referred to as the "Facility Documents") or which is contained in any certificate, financial statement or other document furnished pursuant to any Facility Document shall prove to have been incorrect in any material respect on or as of the date made;

                 (c)(i) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(e) or (h), 5.02(a),
(b) or (d) or 5.03 of the Syndicated Agreement, in each case as Incorporated by Reference in Section 10 of the Letter Agreement; (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d) of the Syndicated Agreement, as Incorporated by Reference in Section 10 of the Letter Agreement, if such failure remains unremedied for 10 days after written notice thereof shall have been given to the Borrower by the Bank; or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in the Letter Agreement or this Note on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Bank; or

                 (d)  an  Event  of  Default  (as  defined  in  the   Syndicated
Agreement)  (other than Section  6.01(a),  Section  6.01(b),  Section 6.01(c) or
Section 6.01(i)) shall occur and be continuing.

                 If any Event of Default shall occur and be continuing, the Bank may, by notice to the Borrower, (a) declare the Commitment to be terminated, whereupon the same shall forthwith terminate, and (b) declare the outstanding principal of this Note, all interest thereon and all other amounts payable under the Letter Agreement and this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that, in the case of an Event of Default arising pursuant to Section 4(d) relating to the occurrence of any Event of Default (as defined in the Syndicated Agreement) arising pursuant to Section 6.01(e) of the Syndicated Agreement, the Commitment shall be immediately terminated, and this Note, all interest thereon and all other amounts payable under the Letter Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                 5. MISCELLANEOUS. (a) The Borrower waives presentment, notice of dishonor, protest and any other formality with respect to this Note and (b) this Note shall be binding on the Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns, except that the Borrower may not delegate any obligations hereunder without the prior written consent of the Bank.

                                        THE INTERPUBLIC GROUP OF COMPANIES, INC.



                                        By______________________________________
                                           Name:
                                           Title:

        loan number      maturity    amount of      balance       notation
        amount and       date of     payment and    remaining     made
date    interest rate    loan        loan number    unpaid        by
----    -------------    -------     -----------    ---------     --------